Exhibit 99.1

Cimarex Reports First-Quarter 2004 Production Volumes and Schedules Earnings Release and Conference Call

Monday, April 26, 2004

DENVER - Cimarex Energy Co. (NYSE: XEC) today reported that first-quarter 2004 gas production increased 15 percent over the prior-year period to 155.3 million cubic feet per day. Equivalent production, which includes 6,886 barrels of oil per day, increased ten percent to 196.6 million cubic feet.

First-quarter 2004 earnings will be released Tuesday, May 4th and will be followed by a conference call and web cast beginning at 11 a.m. Mountain Time.

To access the live, interactive conference call, dial 888-858-4710 about ten minutes before the scheduled start time and request the Cimarex Energy Co. teleconference. The listen-only web cast of the call will be accessible via www.cimarex.com. A replay of the broadcast will be available through May 11, 2004 and can be accessed by dialing 877-519-4471 and entering conference code 4713923.

Cimarex Energy Co. is an independent oil and gas exploration and production company with operations focused in Mid-Continent and Gulf Coast regions of the U.S.

This news release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company's current view with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company's annual report on Form 10-K filed for the year ended December 31, 2003.